                            SUB-ADVISORY AGREEMENT
                                    BETWEEN
                    BROWN INVESTMENT ADVISORY INCORPORATED
                      AND WALTER SCOTT & PARTNERS LIMITED

     AGREEMENT made as of the 26th day of September, 2006, by and between Brown Investment Advisory Incorporated, a Maryland corporation, with its principal office and place of business at 901 S. Bond Street, Suite 400, Baltimore, Maryland 21231, (the "Advisor") and Walter Scott & Partners Limited, a corporation with its principal office and place of business at One Charlotte Square, Edinburgh, Scotland/UK EH2 4DZ (the "Subadvisor").

     WHEREAS, Advisor has entered into an Investment Advisory Agreement dated the 27th day of January, 2003, ("Advisory Agreement") with Forum Funds, a Delaware business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101, (the "Trust");

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series;

     WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the `Board"), the Advisor acts as investment advisor for the series of the Trust listed on Schedule A hereto (the "Fund");

     WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement;

     WHEREAS, the Advisor retained the Subadviser to perform investment advisory services for the Fund pursuant to a Sub-Advisory Agreement dated as of September 14, 2004 (the "Existing Sub-Advisory Agreement");

     WHEREAS, on or about May 17, 2006 the Subadviser agreed to be acquired by Mellon International Limited on or about October 2/nd/ , 2006 (the "Change of Control Transaction");

     WHEREAS, the Change of Control Transaction will effect an assignment and therefore an automatic and immediate termination of the Existing Sub-Advisory Agreement;

     WHEREAS, Advisor desires to retain the Subadvisor, after giving effect to the Change of Control Transaction, to perform investment advisory services for the Fund and Subadvisor is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Advisor and the Subadvisor hereby agree as follows:

     SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

     (a) The Advisor hereby employs Subadvisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Subadvisor accepts this employment and agrees to render its services for the compensation set forth herein.

     (b) In connection therewith, the Advisor has delivered, or has arranged for the delivery, to the Subadvisor copies of (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"),
(iii) the Trust's current Prospectuses and Statements of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-l under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Fund (i.e., repurchase agreement procedures), and shall promptly furnish the Subadvisor with all amendments of or supplements to the foregoing. The Advisor shall deliver to the Subadvisor (x) a certified copy of the resolution of the Board appointing the Subadvisor and authorizing the execution and delivery of this Agreement (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Subadvisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

     (c) The Subadvisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-l under the 1940 Act (the "Code"). The Subadvisor shall promptly furnish the Advisor and Trust with all amendments of or supplements to the foregoing at least annually.

     SECTION 2. DUTIES OF THE ADVISOR

     In order for the Subadvisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Subadvisor and assist the Subadvisor as may be required and (ii) shall ensure that the Subadvisor has reasonable access to all records and documents maintained by the Trust, the Advisor or any service provider to the Trust and (iii) shall deliver to the Subadvisor all material it provides to the Board in accordance with the Advisory Agreement.

     SECTION 3. DUTIES OF THE SUBADVISOR

     (a) Subject to the control and supervision of the Board and the Advisor, the Subadvisor, at its own expense, will make decisions with respect to purchases and sales of securities and other investment assets by the Fund with respect to all or a portion of the Fund's assets allocated to the Subadvisor by the Advisor for investment management purposes. The Subadvisor shall effect purchases and sales of securities and other investment assets in behalf of the Fund consistent with the Fund's investment objective, policies and restrictions. To carry out such decisions, the Subadvisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other investments for the Fund, the Subadvisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund. The Subadvisor is also responsible for monitoring significant events that could affect the value of securities held in that portion of the Fund's portfolio it manages and recommending fair value pricing for affected securities in a manner consistent with the Trust's Portfolio Securities Valuation Procedures.

     Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Subadvisor may allocate brokerage on behalf of the Funds to broker-dealers who provide research services. The Subadvisor may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadvisor or its affiliates. Whenever the Subadvisor simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Subadvisor, the Subadvisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

     (b) The Subadvisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Fund and the Subadvisor, and on its own initiative, will furnish the Board from time to time with such information as the Subadvisor may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise. The Subadvisor will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Subadvisor may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Fund, the Subadvisor will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

     (c) The Subadvisor will from time to time employ or associate with such persons as the Subadvisor believes to be particularly fitted to assist in the execution of the Subadvisor's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadvisor. No obligation may be incurred on the Trust's or Advisor's behalf in any such respect.

     (d) The Subadvisor will report to the Board all material matters related to the Subadvisor. On an annual basis, the Subadvisor shall report on its compliance with its Code to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Subadvisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub advisor under the Code. The Subadvisor will notify the Advisor and the Trust of any change of control of the Subadvisor and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Subadvisor, in each case prior to or promptly after such change.

     (e) The Subadvisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Subadvisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadvisor pursuant to this Agreement required to be prepared and maintained by the Subadvisor or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust, which are in possession of the Subadivsor, shall be the property of the Trust. The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Subadvisor's normal business hours. Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Subadvisor to the Advisor and the Trust, or their respective representatives.

     (f) The Subadvisor will cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

     (g) The Subadvisor will provide the Fund's custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund's assets under the Subadvisor's control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Subadvisor is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from [A] parties who are not affiliated persons of the Subadvisor for each asset for which the Fund's fund accountant does not obtain prices in the ordinary course of business.

     (h) The Subadvisor shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

     (i) The Subadvisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

     SECTION 4. COMPENSATION; EXPENSES

     (a) In consideration of the foregoing, the Advisor shall pay the Subadvisor, with respect to the Fund, a fee at an annual rate as listed in Appendix B hereto. Such fees shall be accrued by the Advisor daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Advisor shall pay to the Subadvisor such compensation as shall be payable prior to the effective date of termination.

     (b) No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

     SECTION 5. STANDARD OF CARE

     (a) The Advisor shall expect of the Subadvisor, and the Subadvisor will give the Advisor and the Fund the benefit of, the Subadvisor's judgment and best efforts in rendering its services hereunder. The Subadvisor shall not be liable to the Advisor or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadvisor against any liability to the Advisor or the Trust to which the Subadvisor would otherwise be subject to reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadvisor's duties hereunder, or by reason of the Subadvisor's reckless disregard of its obligations and duties hereunder.

     (b) The Subadvisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Subadvisor by a duly authorized officer of the Advisor or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

     (c) The Subadvisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadvisor's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement shall become effective with respect to the Fund immediately upon the later of approval by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

     (b) This Agreement shall remain in effect with respect to the Fund for a period of one year from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to the Fund, the Subadvisor may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

     (c) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Advisor on 60 days' written notice to the Subadvisor or (ii) by the Subadvisor on 60 days' written notice to the Trust. This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

     SECTION 7. ACTIVITIES OF THE SUBADVISOR

     Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadvisor's right, or the right of any of the Subadvisor's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     SECTION 8. REPRESENTATIONS OF SUBADVISOR.

     The Subadvisor represents and warrants to the Advisor that:

     (a) It is registered as an investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect);

     (b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

     (c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement and

     (d) It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Subadvisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     SECTION 9. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadvisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadvisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

     SECTION 10. MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in
Section 6(b) hereof.

     (b) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

     (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

     (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Subadvisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

     (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (i) No affiliated person, employee, agent, director, officer or manager of the Subadvisor shall be liable at law or in equity for the Subadvisor's obligations under this Agreement.

     (j) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," "control" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

     (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     (l) Subadvisor warrants and represents and Advisor acknowledges that Subadvisor is authorized and regulated in the conduct of its investment business in the United Kingdom by the Financial Services Authority ("FSA") and that under the regulations of the FSA Subadvisor shall classify Advisor as an "Intermediate Customer."

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                    BROWN INVESTMENT ADVISORY INCORPORATED

                                    /s/ D.M.Churchill
                                    --------------------------------------
                                    Name: D.M.Churchill
                                    Title: CFO

                                    WALTER SCOTT & PARTNERS LIMITED

                                    /s/ Alan McFarlane
                                    --------------------------------------
                                    Name: Alan McFarlane
                                    Title: Managing Director

                             SUBADVISORY AGREEMENT
                                    BETWEEN
                    BROWN INVESTMENT ADVISORY INCORPORATED
                      AND WALTER SCOTT & PARTNERS LIMITED

                                  APPENDIX A

                             SERIES OF THE TRUST:

                       Brown Advisory International Fund

                             SUBADVISORY AGREEMENT
                                    BETWEEN
                    BROWN INVESTMENT ADVISORY INCORPORATED
                      AND WALTER SCOTT & PARTNERS LIMITED

                                  APPENDIX B

                                             FEE AS OF % OF THE ANNUAL
                                       AVERAGE DAILY NET ASSETS OF FUND UNDER
FUNDS OF THE TRUST                            MANAGEMENT BY SUBADVISOR
------------------                     --------------------------------------
Brown Advisory International Fund      0.60% of first $100 million, 0.50% of
                                                 amount thereafter

                                      -2-